Exhibit 99.1

FOR RELEASE:	July 28, 2014
Dana Cochran
Vice President
Marketing Manager
Office: 910-892-7080
danac@selectbank.com
SelectBank.com

NEW CENTURY BANCORP COMPLETES

ACQUISITION OF SELECT BANCORP

Surviving company to operate under new name.

DUNN, NC . . . At the close of business on Friday, July 25, 2014, New Century Bancorp, Inc. completed its acquisition of Select Bancorp, Inc., and the two holding companies combined their respective banking subsidiaries, New Century Bank and Select Bank & Trust Company, as of the same date. As part of the merger, it was determined that New Century Bancorp and New Century Bank would take the Select Bancorp, Inc. and Select Bank & Trust Company names, respectively, and the name change became effective Monday, July 28, 2014.

“We believe we have brought together two companies with similar cultures and philosophies and, in so doing, have created an outstanding community banking franchise that will be an asset to the communities we serve and one which will benefit our employees, customers, and shareholders,” said William L. Hedgepeth II, president and chief executive officer of Select Bancorp, Inc. and Select Bank & Trust Company. “We are pleased to have achieved this milestone and are now able to move forward together. It is an exciting time.”

In connection with the change of the surviving company’s name, Select Bancorp, Inc. common stock will now be traded on the NASDAQ Global Market under the new stock ticker symbol SLCT (NASDAQ: SLCT).

The newly combined Select Bancorp, Inc. has total assets, deposits and loans of approximately $805.0 million, $667.0 million and $561.0 million, respectively.

Janney Montgomery Scott LLC served as financial advisor and Wyrick Robbins Yates & Ponton LLP served as legal counsel to New Century Bancorp, Inc. Smith Capital, Inc. served as financial advisor and Williams Mullen served as legal counsel to Select Bancorp, Inc.

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Select Bancorp, Inc.

Select Bancorp, Inc. is a bank holding company headquartered in Dunn, North Carolina whose wholly-owned subsidiary, Select Bank & Trust Company, is a state chartered commercial bank insured by the Federal Deposit Insurance Corporation (FDIC). Select Bank & Trust has 14 branch offices in the following North Carolina communities: Burlington, Clinton, Dunn, Elizabeth City, Fayetteville (2), Gibsonville, Goldsboro, Greenville (2), Lillington, Lumberton, Raleigh and Washington. More information can be obtained by visiting Select's web site at SelectBank.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements involve a number of risks and uncertainties.

Select Bancorp cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger, Select Bancorp’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Select Bancorp’s filings with the SEC. Each forward-looking statement speaks only as of the date of the particular statement, and, except as may be required by law, Select Bancorp undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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